UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

May 22, 2014

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER                                                                0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 22, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Astro-Med, Inc. (the “Registrant”) approved salary increases to Gregory A. Woods, President and CEO of the Registrant, and Joseph P. O’Connell, Treasurer and Chief Financial Officer of the Registrant.  Effective May 26, 2014, the annual base salaries of Messrs. Woods and O’Connell are $315,000 and $250,000, respectively.

On May 22, 2014, the Committee also approved an amendment to the Registrant’s Management Bonus Plan to provide that the maximum possible bonus for the Registrant’s Chief Executive Officer under the plan is 75% of base salary (rather than 60% which remains applicable to other plan participants).

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 22, 2014, the Registrant held its Annual Meeting of Shareholders (the “Meeting”) in West Warwick, Rhode Island.  Of the 7,604,734 shares of the Registrant’s common stock outstanding as of the record date, 7,229,910 shares were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to (i) elect six directors to serve until the next annual meeting or until their respective successors are elected and qualified, (ii) approve an advisory (non-binding) proposal on the Registrant’s executive compensation, and (iii) ratify the appointment of Wolf & Company, P.C. as independent auditors for the Registrant.  The proposal regarding an amendment and extenstion of the Registrant’s 2007 Equity Incentive Plan was not approved by shareholders.  The voting results from the Meeting were as follows:

1. Election of Directors
	For	Withhold
Graeme MacLetchie	5,559,694	173,695
Everett V. Pizzuti	5,646,734	86,655
Mitchell I. Quain	5,518,582	214,807
Harold Schofield	5,556,822	176,567
Hermann Viets	5,558,769	174,620
Gregory A. Woods	5,636,824	96,565
	For	Against	Abstain	Broker Non-Vote
2. To consider and approve an advisory (non-binding) proposal on the Registrant’s executive compensation	5,470,104	230,852	32,433	1,496,521
	For	Against	Abstain	Broker Non-Vote
3. To consider and approve an amendment and extension of the Registrant’s 2007 Equity Incentive Plan	2,560,338	3,151,769	21,282	1,496,521
	For	Against	Abstain
4. To ratify the appointment of Wolf & Company, P.C. as independent auditors for the Registrant	7,220,903	6,087	2,920

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                      Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: May 27, 2014	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer